Exhibit 99.2

DIRECTORS RESOLUTIONS

OF

ANCHORAGE INTERNATIONAL HOLDINGS CORP.

(the “Company”)

WHEREAS:

A.	Mr. Chi Ping Leung has consented to resign from all positions with the Company, including but not limited to, that of the President, Chief Executive Officer, Secretary, and Chairman of the Board of Directors.

B.	Mr. Alexander Patrick Brazendale has consented to resign from Chief Marketing Officer of the Company.

C.	Mr. Christopher David Brazendale has consented to resign from Chief Operating Officer of the Company.

D.	Mr. William Alexander Cruickshank has consented to resign from Chief Racing Officer of the Company.

E.	Ms. Wing Man Fok has consented to resign from the Secretary and Treasurer of the Company.

F.	Mr. Liang Zhao has consented to act as the new President, CEO, CFO, Chairman of the Board of Directors of the Company.

BE IT RESOLVED THAT:

G.	Mr. Chi Ping Leung has consented to resign from all positions with the Company, including but not limited to, that of the President, Chief Executive Officer, Secretary, and Chairman of the Board of Directors.

H.	Mr. Alexander Patrick Brazendale has consented to resign from Chief Marketing Officer of the Company.

I.	Mr. Christopher David Brazendale has consented to resign from Chief Operating Officer of the Company.

J.	Mr. William Alexander Cruickshank has consented to resign from Chief Racing Officer of the Company.

K.	Ms. Wing Man Fok has consented to resign from the Secretary and Treasurer of the Company.

L.	Mr. Liang Zhao has consented to act as the new President, CEO, CFO and Chairman of the Board of Directors of the Company.

Effective date: December 3, 2021

/s/ Chi Ping Leung
Chi Ping Leung

/s/ Liang Zhao
Liang Zhao